                                                                    Exhibit 21.2


                         SUBSIDIARIES OF THE REGISTRANT

                    NAME OF                                        STATE OF                                SUBSIDIARIES
                  SUBSIDIARIES                                   INCORPORATION                         ARE DOING BUSINESS AS
                  ------------                                   -------------                         ---------------------
StarTek USA, Inc.(a)
(formerly named StarPak, Inc.)                                     Colorado                    StarTek Teleservices, Inc.
                                                                                               StarTek Technical Services, Inc.
                                                                                               StarTek Internet, Inc.
                                                                                               StarTek, Inc.
                                                                                               StartPak, Inc.
StarTek Europe, Ltd.(a)
(formerly named StarPak International, Ltd.)                       Colorado                    StarPak, Inc.
                                                                                               StarPak International, Ltd.


StarTek Pacific, Ltd.(a)                                           Colorado                    StarTek Pacific, Ltd.

Domain.com, Inc.(a)                                                Delaware                    Domain.com, Inc.

Good Catalog Company(b)                                            Delaware                    gifts.com


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(a) Wholly owned subsidiary of StarTek, Inc.
(b) 19.9% owned by Domain.com, Inc., a wholly owned subsidiary of StarTek, Inc.